SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                     Date of Report: December 1, 1999



               Exact Name of
Commission     Registrant        State or other     IRS Employer
File           as specified      Jurisdiction of    Identification
Number         in its charter    Incorporation      Number
-----------    --------------    ---------------    --------------

1-12609        PG&E Corporation     California       94-3234914

1-2348         Pacific Gas and      California       94-0742640
               Electric Company




Pacific Gas and Electric Company      PG&E Corporation
77 Beale Street, P.O. Box 770000      One Market, Spear Tower, Suite 2400
San Francisco, California  94177      San Francisco, California  94105

          (Address of principal executive offices) (Zip Code)


Pacific Gas and Electric Company        PG&E Corporation
        (415) 973-7000                  (415) 267-7000

    (Registrant's telephone number, including area code)

Item 5.  Other Events

Performance Goals and Implementation Strategy

PG&E Corporation's National Energy Group consists of four lines of business that provide a wide range of energy products and services through its wholesale and retail business operations. (PG&E Corporation's other business consists of providing regulated electric and gas distribution and transmission services in Northern and Central California through its subsidiary, Pacific Gas and Electric Company (Utility).) The Corporation's primary target performance goal is for the Corporation's consolidated earnings to grow at a rate of between eight to ten percent compounded annually. The Corporation's secondary target performance goal is for the National Energy Group to contribute 30 percent to the Corporation's consolidated earnings by the end of 2002. The Corporation's strategies to achieve these goals include, among others, increasing national market presence, asset growth through acquisition and development, and the continuing critical evaluation of the mix of businesses within the National Energy Group to achieve optimal integration and maximize corporate earnings.

As a result of this critical evaluation of its business mix, PG&E Corporation currently is investigating the possible sale of the Texas-based pipeline and liquids business operations of its PG&E Gas Transmission line of business. In Texas, the PG&E Gas Transmission line of business owns and operates approximately 8,000 miles of natural gas pipeline, over 500 miles of natural gas liquids pipeline, and nine natural gas processing plants. The Corporation has retained Lehman Brothers to assist in providing financial advice and assistance in evaluating a possible sale. Depending upon the level of interest, the Corporation would consider proceeding with a sale of all or a portion of the current operations, or pursuing other alternatives which could involve the retention of all or a portion of the current operations, and/or the transfer of all or a portion of the operations by way of a strategic business combination with a third party. To the extent that the ultimate disposition of the operations results in an accounting recognition of a value of the assets below their book value (including goodwill) of approximately $2.5 billion, the Corporation would recognize a loss.

Cautionary Statement Regarding Forward-looking Statements

The discussion above contains forward-looking statements about PG&E Corporation's goals and objectives for future financial performance and its strategies to achieve those goals and objectives, including anticipated annual growth in corporate earnings, a targeted increase in the proportion of corporate earnings derived from the National Energy Group, strategies to improve the financial performance of the National Energy Group, and factors expected to impact earnings, among other statements. These statements are based on the beliefs and assumptions of management which management believes are reasonable and on information currently available to management. These statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected or sought by PG&E Corporation. Although the Corporation is not able to predict all the factors that may cause actual results to differ, some of the factors include: when the Utility's transition cost recovery is completed and the current electric rate freeze ends; future Diablo Canyon operating costs; the number and length of refueling outages at Diablo Canyon; future market prices for electricity; the method and timing of disposition and valuation of the Utility's hydroelectric generation assets; the outcome of various regulatory proceedings, including the Utility's 1999 General Rate Case and performance-based ratemaking proceeding pending at the California Public Utilities Commission; the pace and extent of the ongoing restructuring of the electric and gas industries across the United States; increasing competition in the energy markets; the successful integration and performance of acquired assets; fluctuations in commodity gas and electric prices and the Corporation's ability to successfully manage such price fluctuations; the extent of anticipated growth of transmission and distribution services in the Utility's service territory; the ability of management to identify and pursue new investment opportunities; the success of management's strategies to maximize shareholder value in the Corporation's National Energy Group which may include acquisitions or disposition of assets or internal restructuring; the extent to which current or planned generation development projects are completed and the pace and cost of such completion; and other factors discussed in the Corporation and the Utility's reports filed with the Securities and Exchange Commission.

                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                          PG&E CORPORATION
                                 and
                          PACIFIC GAS AND ELECTRIC COMPANY



                            CHRISTOPHER P. JOHNS
                          By
                           ---------------------
                           CHRISTOPHER P. JOHNS
                           Vice President and Controller
                           (PG&E Corporation)
                           Vice President and Controller
                           (Pacific Gas and Electric Company)

Dated: November 30, 1999